UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

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LADISH CO., INC
(Name of Registrant as Specified in its Charter)

____________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LADISH CO., INC.
5481 South Packard Avenue
Cudahy, Wisconsin 53110

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 28, 2005

        This Proxy Statement is furnished to the stockholders of Ladish Co., Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Four Points Hotel Sheraton Milwaukee Airport, Creole Meeting Room, 4747 South Howell Avenue, Milwaukee, Wisconsin on Thursday, April 28, 2005 at 10:00 a.m., Central Daylight Time (the “2005 Annual Meeting”), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about March 30, 2005.

RIGHT TO REVOKE PROXY

        Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 2005 Annual Meeting, by executing a proxy bearing a later date or by attending the 2005 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 2005 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

        (1)        FOR the election of the seven (7) nominees listed under “Election of Directors” as nominees of the Company for election as directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

        (2)        To ratify the action taken by the Audit Committee of the Board of Directors in retaining the independent audit firm of KPMG LLP as the independent auditors of the Company for 2005; and

        (3)        At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 2005 Annual Meeting or any adjournment thereof.

BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

        The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2005 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 2005 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile, mail, or other method. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specifically engage any persons to solicit proxies.

VOTING SECURITIES AND STOCKHOLDERS

        The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 2005 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as the close of business on March 15, 2005. At that date, there were outstanding and entitled to vote 13,689,392 shares of Common Stock.

        The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 2005 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

        The proxy card provides space for a stockholder to withhold voting for any nominee for the Board of Directors or to abstain from voting for any other proposal if the stockholder chooses to do so. Under Wisconsin law, directors are elected by a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

        As of March 11, 2005, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company, except as shown in the following table:

Name and Address Of Beneficial Owner	Number of Shares Beneficially Owned	Percent Of Class
Grace Brothers Ltd. [1]	3,826,403	28.0%
1650 Sherman Avenue, Suite 900
Evanston, Illinois 60201
State Street Research & Management Company [1]	1,263,686	9.2%
1 Financial Center, 30th Floor
Boston, Massachusetts 02111
Wellington Management Company, LLP [1,2]	1,195,600	8.8%
75 State Street, 19th Floor
Boston, Massachusetts 02109
Dimensional Fund Advisors Inc. [1]	984,588	7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Bank of America Corporation [1,3]	849,318	6.2%
100 N. Tryon Street
Charlotte, North Carolina 28255

1   Information regarding the above stockholders and their beneficial ownership of the Company's shares was obtained from the Form 4 of Grace Brothers Ltd. dated March 4, 2005, the Schedule 13G of Dimensional Fund Advisors Inc. dated February 9, 2005, the Schedule 13G of State Street Research & Management Company dated January 27, 2005, the Schedule 13G of Wellington Management Company, LLP dated February 14, 2005 and the Schedule 13G of Bank of America Corporation dated February 11, 2005.
2   The Wellington Management Company, LLP ownership position is comprised of 1,195,600 shares with shared dispositive power and 365,600 shares with shared voting power.
3   The Bank of America Corporation ownership position is comprised of 849,318 shares with shared dispositive power and 832,518 shares with shared voting power.

        The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the executive officers named below in the Summary Compensation Table and by all directors, nominees and executive officers as a group, based upon information supplied by them:

Name	Number of Shares Beneficially Owned At March 11, 2005 [1]	Percent Of Class
Lawrence W. Bianchi	5,000	*
James C. Hill	1,500	*
Leon A. Kranz	0	*
Wayne E. Larsen	72,800	*
J. Robert Peart	0	*
John W. Splude	0	*
Bradford T. Whitmore	3,826,403	28.0%
Lawrence C. Hammond	51,667	*
Randy B. Turner	16,500	*
Gary J. Vroman	50,000	*
Kerry L. Woody	138,467	1.0%
Directors and Executive Officers
as a Group (13 persons)	4,258,754	31.1%
* Less than one percent (1%)

1   Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire under the Company's stock option plans as of the record date or within sixty (60) days thereafter, which for Messrs. Woody, Larsen, Hammond, Vroman and Turner are 138,167; 70,500; 50,000; 50,000 and 16,500 shares, respectively.

ITEM 1 – ELECTION OF DIRECTORS

        At the 2005 Annual Meeting, seven (7) directors are to be elected who shall hold office until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company’s proxy to vote for the election of each of the nominees listed below, unless authority is withheld. All nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to serve as a director, the persons named in the proxy will vote for the election of another person recommended by the Board of Directors.

        The Board of Directors recommends you vote FOR the election of each of the seven (7) nominees to the Board of Directors set forth below.

Nominees
Lawrence W. Bianchi, 63. Director since 1998. Mr. Bianchi in 1994 retired as the Managing Partner of the Milwaukee, Wisconsin office of KPMG LLP. From 1994 to 1998 Mr. Bianchi served as CFO of the law firm of Foley & Lardner. Mr. Bianchi's principal occupation is investments.

James C. Hill, 57. Director since 2003. Mr. Hill was Chairman and Chief Executive Officer of Vision Metals, Inc., a steel tubing producer, from 1997 to 2001. Prior to that period he was Corporate Vice President of Quanex Corporation, a NYSE public company and President of its Tube Group from 1983 to 1997.

Leon A. Kranz, 65. Director since 2001. Mr. Kranz is President and Chief Executive Officer of Weber Metals, Inc., a Paramount, California based metals processor, a position he has held for over ten years.

J. Robert Peart, 42. Director since 2003. Mr. Peart is Managing Director for Guggenheim Aviation Partners, LLC, a private investment concern. Prior to that period, he was Managing Director of Residco, a transportation investment banking concern.

John W. Splude, 59. Director since 2004. Mr. Splude is Chairman and Chief Executive Officer of HK Systems, Inc., an automated material handling and logistics software provider, a position he has held for over ten years. He is also a Director of Gehl Company, a regent of Milwaukee School of Engineering and serves on the Advisory Board of U.S. Bank-Wisconsin.

Bradford T. Whitmore, 47. Director since 2003. Mr. Whitmore is Managing Partner of Grace Brothers, Limited, a private investment fund, a position he has held for over ten years.

Kerry L. Woody, 53. Director since 1997. Mr. Woody has been President since 1995 and Chief Executive Officer since 1998. Previously he was Vice President-Operations, Vice President-Manufacturing Services and Production Manager. He joined the Company in 1975. Mr. Woody is also a Director of the Milwaukee School of Engineering.

BOARD MEETINGS AND COMMITTEES

        The directors hold regular quarterly meetings, in addition to the meeting immediately following the Annual Meeting of Stockholders, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. During the fiscal year ended December 31, 2004, the Board of Directors held five (5) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended December 31, 2004. All Board members, except Mr. Splude who was not a director at the time, attended the 2004 Annual Meeting of Stockholders. All Directors, except for Mr. Woody, are considered independent by NASDAQ listing standards. During the fiscal year ended December 31, 2004, there were three committees, those being an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee.

AUDIT COMMITTEE

        For the year ending December 31, 2004, the members of the Audit Committee were Chairman Lawrence W. Bianchi, J. Robert Peart and John W. Splude. Each member of the Audit Committee is “independent” according to the definition of independence contained in Rule 4200(a)(15) of the Nasdaq listing standards. Mr. Bianchi, an independent director, has been designated as the Audit Committee “financial expert,” as defined in Item 401(h) of Regulation S-K, by the Board of Directors. The Audit Committee is responsible for annually selecting a firm of independent certified public accountants to serve as the Company’s auditors, to meet with and review reports of the Company’s auditors and approve the fees payable to them. The independence of the public accountants auditing the Company’s financial statements is one of the factors evaluated by the Audit Committee when recommending auditors. During fiscal years 2004 and 2003, the Company’s auditors were KPMG LLP. All services provided by KPMG LLP in 2004 and 2003 were authorized by the Audit Committee in accordance with the Audit Committee Charter. Services provided in 2004 and 2003 by KPMG LLP resulted in fees of:

	Audit Fees (1)	Audit-Related Fees	Tax Fees	All Other Fees
2004	$332,000	$29,000	$0	$0
2003	$102,000	$20,000	$0	$36,000
(1)	For the year ended December 31, 2004, $220,000 of the audit fees charged by KPMG LLP related to the audit of Internal Controls over Financial Reporting. There were no such fees in 2003.

The KPMG LLP services provided in 2003 under “All Other Fees” were for merger and acquisition advisory services. The Audit Committee assessed the level of non-audit services in determining the Company’s auditors, KPMG LLP, to be independent. Following conclusion of the 2004 audit by KPMG LLP, the Audit Committee confirms that:

•	the Audit Committee has reviewed and discussed the audited financial statements with management;

•	the Audit Committee has discussed with KPMG LLP the matters required to be discussed by SAS 61 as amended by SAS 90;

•	the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1; and

•	the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

        The Audit Committee Charter was reviewed by the Audit Committee in 2004 and no changes were made. The Charter was filed as an Exhibit to the Company’s Proxy Statement for the 2003 Annual Meeting of Stockholders. In addition, the Audit Committee provides oversight to the total financial status of the Company as well as assisting the Company with assessments of pension-asset performance and investment criteria. The Audit Committee met eight (8) times in 2004 for all of the above purposes.

By the Audit Committee
Lawrence W. Bianchi, J. Robert Peart and John W. Splude

NOMINATING COMMITTEE

        The Company’s Nominating Committee was established in 2004. The Nominating Committee is made up of all directors who are not a member of the Company’s management. For 2004, the Nominating Committee consisted of Lawrence W. Bianchi, James C. Hill, Leon A. Kranz, J. Robert Peart, John W. Splude and Bradford T. Whitmore, all of whom are considered to be independent by NASDAQ listing standards. Among other duties, the Nominating Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of stockholders. The Nominating Committee met only once in 2004. The Nominating Committee has adopted a Charter which was filed as an Exhibit to the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders. The Company has also made the Charter available on the Company’s website, www.ladishco.com. Pursuant to the terms of the Nominating Committee Charter, the Nominating Committee will evaluate all prospective director nominees including all those nominated by Company stockholders. Company stockholders who wish to submit a nominee for director should direct that request to the Company President or Secretary who will forward same to the Nominating Committee. In 2004, the Nominating Committee did not receive any director nominees from Company stockholders. The Nominating Committee does not apply a prescribed set of qualifications when assessing a nominee, rather the Nominating Committee evaluates and makes appropriate inquiries into the backgrounds and qualifications of all nominees for director. In 2004, the Company utilized the services of Sullivan & Associates to identify a prospective director nominee. The result of that process was the selection of John W. Splude as a director to fill a vacancy on the Board of Directors.

By the Nominating Committee
Lawrence W. Bianchi, James C. Hill, Leon A. Kranz,
J. Robert Peart, John W. Splude and Bradford T. Whitmore

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

        The members of the Compensation and Stock Option Committee for the year ending December 31, 2004 were James C. Hill, Leon A. Kranz and Chairman Bradford T. Whitmore. The Compensation and Stock Option Committee is responsible for (i) setting the overall policy of the Company’s executive compensation program; (ii) establishing the base salary level for the executive officers; (iii) reviewing and approving the annual incentive program for the Company executives; and (iv) acting as the administrator of the Company’s 1996 Long Term Incentive Plan (the “Incentive Plan”). The Compensation and Stock Option Committee met twice in 2004. The Company’s executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company’s success in meeting specified performance goals. The primary criteria used by the Compensation and Stock Option Committee in assessing the performance of the Company’s Chief Executive Officer are the results of the Company as measured by its earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Company’s success in generating cash and the strategic direction of the Company. By monitoring these areas at the Company the Compensation and Stock Option Committee determines whether the Chief Executive Officer is achieving their expectations. In addition, the Compensation and Stock Option Committee also assesses the accomplishments of the Chief Executive Officer and the other executive officers with respect to activities such as acquisitions, divestitures and the raising of capital for the business. In 2004, the Company was able to exceed its business plan with respect to sales, earnings and EBITDA. The Chief Executive Officer received incentive compensation for 2004 of $92,000 due to the Company’s performance.

        In addition, through the use of stock options, the Company ensures that a part of the executives’ compensation is closely tied to appreciation in the Company’s stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results. In 2004, executives at the Company did not receive any stock options.

        The Compensation and Stock Option Committee regularly reports its actions and recommendations to the full Board of Directors. In 2004, none of the actions or recommendations of the Compensation and Stock Option Committee were modified or rejected by the Board of Directors.

By the Compensation and Stock Option Committee
James C. Hill, Leon A. Kranz and Bradford T. Whitmore

COMPENSATION OF DIRECTORS

        Non-employee directors receive an annual fee of twenty thousand dollars ($20,000.00) which is payable quarterly. Directors who are not officers or employees of the Company also receive a fee of one thousand dollars ($1,000.00) for each Board meeting personally attended. In addition, the Company reimburses all directors for expenses associated with attending Board meetings and Board Committee meetings.

EXECUTIVE COMPENSATION AND OTHER MATTERS

        The following table sets forth information for the Company’s fiscal years ended December 31, 2004, 2003 and 2002, with regard to the compensation for their services to the Company of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company’s most recently completed fiscal year.

SUMMARY COMPENSATION TABLE
		Annual Compensation[1]		Long Term Compensation
Name and Principal Position	Year	Salary	Bonus[2]	Other Annual Compen- sation[3]	Restricted Stock Awards (Shares)	Stock Option Awards (Shares)	All Other Compen- sation[4]
Kerry L. Woody	2004	$305,005	$ 92,000	$ 1,296	--	--	$ 9,508
President & Chief Executive Officer	2003	$299,140	$ 79,000	$ 1,296	--	--	$ 5,398
	2002	$274,601	--	$ 1,296	--	--	$ 4,996

Wayne E. Larsen	2004	$192,003	$ 60,000	$ 774	--	--	$ 8,705
Vice President Law/Finance & Secretary	2003	$188,310	$ 49,000	$ 774	--	--	$ 4,587
	2002	$173,312	--	$ 774	--	--	$ 3,475

Randy B. Turner	2004	$167,520	$ 25,000	$ 786	--	--	--
President - Pacific Cast Technologies,	2003	$169,073	$ 9,550	$ 786	--	--	--
Inc.	2002	$168,807	--	$ 786	--	--	--

Gary J. Vroman	2004	$150,465	$ 33,000	$ 468	--	--	$ 11,415
Vice President - Sales & Marketing	2003	$145,159	$ 15,000	$ 468	--	--	$ 5,247
	2002	$134,004	--	$ 468	--	--	$ 5,247

Lawrence C. Hammond	2004	$138,320	$ 25,000	$ 2,304	--	--	$ 9,260
Vice President - Human Resources	2003	$134,365	$ 18,000	$ 2,304	--	--	$ 5,337
	2002	$124,846	--	$ 2,304	--	--	$ 5,100

1   Annual Compensation includes those amounts the executive officers may defer under the 401(k) Plans of the Company and its subsidiaries as well as amounts the executive officers may defer under the Company's Elective Deferred Compensation Plan (the "EDC Plan"). Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options.
2   An incentive bonus is paid only upon the achievement of a predetermined financial objective set each year by the Board of Directors' Compensation and Stock Option Committee at the beginning of the fiscal year.
3   Other annual compensation includes supplemental life insurance provided to the above listed executives.
4   All other compensation consists principally of automobile allowances.

PENSION BENEFITS

        Defined Benefit Plan. The Ladish Co., Inc. Salaried Pension Plan (the “Pension Plan”) is a “defined benefit” pension plan generally covering salaried, non-union employees at the Wisconsin facility of the Company who are not covered by any other defined benefit plan to which the Company makes contributions pursuant to a collective bargaining agreement.

        Upon reaching normal retirement at or after age 65, a participant is generally entitled to receive an annual retirement benefit for life. The Pension Plan provides alternative actuarially equivalent forms of benefit payment. Vesting under the Pension Plan occurs after five years of continued service.

        The monthly retirement benefit at the normal retirement age of at least 65 is determined pursuant to a formula as follows: 1.25% of the average base salary (exclusive of bonuses or other incentive or special compensation) of the individual during the consecutive five year period of service within the ten years preceding termination of employment (or after age 45, if longer) that his/her earnings were highest is multiplied by the number of years of Benefit Service (as defined). Monthly normal retirement benefits are payable on a straight life annuity basis and such amounts are not subject to any deduction for Social Security or other offset amounts.

        The following table sets forth the annual benefits payable to a participant who qualified for normal retirement in 2004, with the specified highest average earnings during the consecutive five year period of service within the ten years prior to retirement and the specified years of Benefit Service:

	Years of Benefit Service
Average Annual Earnings for Highest 5-Year Period Within the 10-Years Preceding Retirement	10	15	20	25	30	40
$50,000	$6,250	$9,375	$12,500	$15,625	$18,750	$25,000

$95,000	$11,875	$17,813	$23,750	$29,688	$35,625	$47,500

$100,000	$12,500	$18,750	$25,000	$31,250	$37,500	$50,000

$150,000	$18,750	$28,125	$37,500	$46,875	$56,250	$75,000

$200,000	$25,000	$37,500	$50,000	$62,500	$75,000	$100,000

$250,000	$31,250	$46,875	$62,500	$78,125	$93,750	$125,000

        The years of Benefit Service for Messrs. Woody, Larsen, Vroman and Hammond as of January 1, 2005 were 30, 24, 23 and 25, respectively.

        Deferred Compensation Agreements. The Company has entered into deferred compensation agreements (the “Agreements”) with seven current officers of the Company, including Messrs. Woody, Larsen, Hammond and Vroman. Each employee covered by the Agreements (an “Employee”), upon full vesting, is entitled to receive supplemental disability or retirement benefits; provided that in no event may a person’s total retirement benefits under the Agreements exceed 60% of the monthly average base salary (inclusive of bonuses or other compensation) during the five calendar years immediately preceding retirement.

        The retirement benefit at the normal retirement age of at least 62 is determined pursuant to a formula as follows: 60% of the monthly average of the Employee’s base salary plus any incentive compensation which does not exceed twenty percent of the base salary during the five calendar years of highest compensation over ten years immediately preceding retirement multiplied by years of service, up to 15, and divided by 15. If an Employee suffers a disability (as defined), he is entitled to benefits paid under the same formula as in the preceding sentence (with his years of service calculated as if he had retired at age 62), reduced by other disability benefits paid by the Company or through workers’ compensation (unless he is receiving fixed statutory payments for certain bodily injuries).

        Any amount to be paid under the Agreements shall be reduced by any benefit paid to an Employee or his beneficiary pursuant to the Pension Plan.

        Defined Contribution Plan. The Ladish Co., Inc. Savings and Deferral Investment Plan (“SDIP”), which has been qualified under section 401(k) of the Internal Revenue Code, provides that salaried, non-union employees with six months’ service may contribute 1% to 50% of their annual base salary to SDIP and the Company will provide a matching contribution in an amount to be determined by the Board of Directors of the Company. Employees’ contributions of 1% to 50% can be “before tax” contributions, “after tax” contributions or a combination of both. The employees’ contributions and the matching Company contribution may be placed by the employee in a fixed income fund, an equity investment fund or various combinations of each.

        Elective Deferred Compensation Plan. The EDC Plan was approved by the Board of Directors during 2000 and became effective during the Fourth Quarter of 2000. Participants in the EDC Plan may elect to defer salary and/or bonus on an unsecured basis and may select any of eight investment options. There is no Company matching contribution to the EDC Plan and the Company does not guaranty any return on any of the investment options available to the participants in the EDC Plan.

TOTAL SHAREHOLDER RETURN

        The following graph compares the period percentage change in Ladish’s cumulative total shareholder return on its common stock, assuming dividend reinvestment, with the cumulative total return of (i) the Russell 2000 Small Cap Index, and (ii) a peer group from the Company’s industry, for the period of December 31, 2000 to December 31, 2004. The Company’s peer group is comprised of Precision Castparts Corporation, Allegheny Technologies Inc., Titanium Metals Corporation and SIFCO Industries, Inc.

	Dec-31-00	Dec-31-01	Dec-31-02	Dec-31-03	Dec-31-04
Ladish	10.75	10.92	8.06	8.12	11.60

Russell 2000	483.53	488.50	383.09	556.91	651.57

Industry Peers	17.36	13.64	8.7	16.99	26.29

EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Messrs. Woody, Larsen, Hammond and Vroman which are substantially similar in all respects. The basic employment agreement provides for a number of benefits, all of which vest after ten years of employment, including group term life insurance, health and dental coverage and long-term disability coverage.

        The agreements provide that, upon the involuntary termination of the employee other than for cause, the Company is required to pay the employee 24 months of severance pay, determined by the employee’s base monthly salary at the time of termination. In the case of Messrs. Woody and Larsen they are entitled to 30 months of severance pay. Upon retirement at age 62, the employee will receive his normal retirement benefits. Such benefits include a monthly payment equal to 60% of the employee’s average compensation (i.e., monthly average of compensation for the five years of highest compensation over the ten years prior to retirement) multiplied by a fraction, the numerator of which is the length of service of the employee up to 15 and the denominator of which is 15. There are also provisions adjusting this calculation in the event of early retirement. Disabled employees can also be eligible for certain retirement benefits. All retirement benefits are tolled during any period of re-employment by the Company. Each agreement further provides that any compensation paid by the Company shall be reduced by any benefit paid under the Company’s salaried employees’ retirement plan. In addition to the foregoing, grants of stock options and SARs under the Incentive Plan become immediately exercisable upon a change in control of the Company. Mr. Turner has a separate agreement with the Company which provides for six months of severance pay in the event of involuntary separation other than for cause.

COMPENSATION COMMITTEE INTERLOCKS ANDINSIDER
PARTICIPATION

        During the year ending December 31, 2004, Kerry L. Woody, President and Chief Executive Officer of the Company, did not serve on the Compensation and Stock Option Committee of the Company. No insider at the Company participated on the Compensation and Stock Option Committee in 2004.

CERTAIN RELATIONSHIPS

        The Company participates in a joint venture with Weber Metals, Inc., of which Leon A. Kranz, a director of the Company, is chief executive officer. The Company incurred costs of approximately $896,390 to Weber Metals, Inc. under the joint venture in the year ending December 31, 2004.

THE STOCK OPTION PLAN

        The Plan has been established by the Company to promote the long-term financial interest of the Company by providing for the award of equity-based incentives to key employees and other persons providing material services to the Company, approximately 35 persons as of March 11, 2005. The Plan provides a means whereby such individuals may acquire shares of Common Stock through the grant of stock options and stock appreciation rights.

Option Grants In 2004
Name	Shares Underlying Options Granted	Percentage of Total Options Granted to All Employees in 2004	Exercise Price (per share)	Expiration Date	Grant Date Present Value
Kerry L. Woody	0	0%	--	--	--

Wayne E. Larsen	0	0%	--	--	--

Gary J. Vroman	0	0%	--	--	--

Lawrence C. Hammond	0	0%	--	--	--

Randy B. Turner	0	0%	--	--	--

Aggregated Option Exercises in 2004 and Fiscal Year-End Option Values
	Number of Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kerry L. Woody	25,000	$107,950	153,167	0	$632,735	$0

Wayne E. Larsen	25,000	$107,950	70,500	0	$259,800	$0

Gary J. Vroman	20,000	$85,500	50,000	0	$190,000	$0

Lawrence C. Hammond	10,000	$43,223	50,000	0	$201,250	$0

Randy B. Turner	--	--	16,500	0	$32,775	$0

Equity Compensation Plan Information
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	608,077	$7.88	31,500

Equity compensation plans not approved by security holders	--	--	--

Total	608,077	$7.88	31,500

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with Nasdaq and a copy of each report is furnished to the Company.

        Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on review of reports furnished to it, each individual who was required to file such a report for the calendar year ending December 31, 2004 did so in a timely manner.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        KPMG LLP have been the auditors of the accounts of the Company for the fiscal years ended December 31, 2003 and 2004. It is anticipated that representatives of KPMG LLP will be present at the 2005 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 2005 Annual Meeting or submitted to them in writing before the 2005 Annual Meeting.

        KPMG LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

        As is customary, auditors for the current fiscal year will be appointed by the Audit Committee, ratified by a majority of the stockholders at the 2005 Annual Meeting of Stockholders and ratified by the Board of Directors at their meeting immediately following the 2005 Annual Meeting of Stockholders.

ITEM 2 – RATIFICATION OF AUDITORS

        The Audit Committee has selected KPMG LLP as the Company’s independent auditors for the year ending December 31, 2005. The Audit Committee expects that the full Board of Directors will ratify the appointment of KPMG LLP as the Company’s independent auditors at their first meeting after the 2005 Annual Meeting of Stockholders.

        The Board of Directors recommends that you vote IN FAVOR of Proposal 2.

OTHER MATTERS

        Management of the Company is not aware of other matters to be presented for action at the 2005 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

        Stockholders who wish to include a proposal in the proxy statement for the Company’s Annual Meeting of Stockholders for 2006 pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must forward the proposal to the Secretary of the Company no later than November 15, 2005. Stockholder proposals other than pursuant to Rule 14a-8 will be considered untimely under the Company’s By-laws if received less than 45 days in advance of the Annual Meeting of Stockholders in 2006 and the Company will not be required to present such proposals at the meeting. If the Board of Directors of the Company chooses to present such a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

        Any stockholder who wishes to communicate to the entire Board of Directors of the Company, or to any individual director, may send that communication in writing to the Secretary of the Company and it will be forwarded to the appropriate member(s) of the Board of Directors. All written stockholder communications to the Board of Directors will be forwarded to the designated recipient(s).

REPORT ON FORM 10-K

        Upon the written request of any stockholder, addressed to the Secretary of the Company, the Company will provide to such stockholder, without charge, a copy of the Company’s 2004 Annual Report on Form 10-K (without exhibits), as filed with the Securities and Exchange Commission.

        It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy.

By Order of the Board of Directors
/s/ WAYNE E. LARSEN
Wayne E. Larsen
March 14, 2005	Secretary